ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports First-Quarter 2025 Results

--Consolidated, Global Components, and ECS Segment Sales Above High End of Guidance--

--First-Quarter Earnings Per Share of $1.51 and Non-GAAP Earnings Per Share of $1.80, Both Above High End of Guidance--

CENTENNIAL, Colo.--(BUSINESS WIRE)- May 1, 2025--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its first quarter of 2025.

“I am pleased we delivered both consolidated and segment revenue, as well as earnings per share, that exceeded our guidance ranges,” said Sean Kerins, Arrow’s president and chief executive officer. “The relative outperformance was primarily driven by EMEA’s momentum in both segments, a healthy contribution from our value-added offerings, and continued performance in our ECS business.”

Arrow Consolidated
	Quarter Ended
	March 29,	March 30,
(in millions except per share data)	2025	2024
Consolidated sales	$6,814	$6,924
Net income attributable to shareholders	80	84
Net income per diluted share	1.51	1.53
Non-GAAP net income attributable to shareholders (1)	95	132
Non-GAAP net income per diluted share (1)	1.80	2.41

In the first quarter of 2025, sales exceeded the high end of guidance range, decreased 2 percent year over year, and were flat year over year on a constant currency basis. Changes in foreign currencies had a negative impact on growth of approximately $84 million on sales and $0.08 on earnings per share on a diluted basis compared to the first quarter of 2024.

Global Components

“In our global components business, all three regions performed ahead of normal seasonal trends. Additionally, we saw sequential improvement in industrial markets, resilience in transportation, and solid IP&E results,” said Mr. Kerins.

Global Components
	Quarter Ended
	March 29,	March 30,
(in millions)	2025	2024
Global components sales	$4,778	$5,191
Global components operating income	171	226
Global components non-GAAP operating income (1)	173	243

In the first quarter of 2025, global components sales exceeded the high end of guidance range, decreased 8 percent year over year, and decreased 7 percent year over year on a constant currency basis. Americas components first-quarter sales decreased 2 percent year over year. EMEA components first-quarter sales decreased 19 percent year over year and decreased 17 percent year over year on a constant currency basis. Asia-Pacific components first-quarter sales decreased 4 percent year over year and decreased 3 percent year over year on a constant currency basis.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions

“In our global ECS business, we delivered year-over-year growth in billings, gross profit, and operating income with good momentum both on-premise and in the cloud.  Additionally, we saw our backlog grow significantly, underscoring our differentiation in the market for IT-as-a-service,” said Mr. Kerins.

Global Enterprise Computing Solutions (ECS)
	Quarter Ended
	March 29,	March 30,
(in millions)	2025	2024
Global ECS sales	$2,036	$1,733
Global ECS operating income	77	71
Global ECS non-GAAP operating income (1)	78	73

In the first quarter of 2025, global ECS sales exceeded the high end of guidance range and increased 18 percent year over year and increased 19 percent year over year on a constant currency basis. Global ECS billings increased 5 percent year over year. EMEA ECS first-quarter sales increased 37 percent year over year and increased 40 percent year over year on a constant currency basis. Americas ECS first-quarter sales were flat year over year and increased 1 percent year over year on a constant currency basis.

Other Financial Information

“In the first quarter, we generated approximately $350 million in cash flow from operations and repurchased another $50 million of shares,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer. “We also lowered total net working capital by approximately $340 million and reduced gross balance sheet debt by approximately $280 million.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

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Second-Quarter 2025 Outlook

●	Consolidated sales of $6.70 billion to $7.30 billion, with global components sales of $4.80 billion to $5.20 billion, and global enterprise computing solutions sales of $1.90 billion to $2.10 billion
●	Net income per share on a diluted basis of $2.80 to $3.00, and non-GAAP net income per share on a diluted basis of $1.90 to $2.10; GAAP outlook includes a gain on the sale of a minority investment
●	Average tax rate in the range of 23 percent to 25 percent
●	Interest expense of approximately $60 million
●	Changes in foreign currencies to increase sales by approximately $58 million, and earnings per share on a diluted basis by $0.03 compared to the second quarter of 2024
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $109 million, and earnings per share on a diluted basis by $0.03 compared to the first quarter of 2025
●	The company’s second-quarter 2025 outlook does not include an expected 2% to 4% increase from newly implemented tariffs on global components sales

Second-Quarter 2025 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	June 28,	June 29,		June 28,	March 29,
(in billions)	2025	2024	% Change	2025	2025	% Change

Global components sales, GAAP	$4.80 - 5.20	$5.03	(5%) - 3%	$4.80 - 5.20	$4.78	0% - 9%
Impact of changes in foreign currencies	—	0.03		—	0.06
Global components sales, constant currency	$4.80 - 5.20	$5.06	(5%) - 3%	$4.80 - 5.20	$4.84	(1%) - 8%

Global ECS sales, GAAP	$1.90 - 2.10	$1.86	2% - 13%	$1.90 - 2.10	$2.04	(7%) - 3%
Impact of changes in foreign currencies	—	0.02		—	0.05
Global ECS sales, constant currency	$1.90 - 2.10	$1.88	1% - 11%	$1.90 - 2.10	$2.09	(9%) - 1%

NON-GAAP EARNINGS RECONCILIATION
	Reported	Intangible amortization	Restructuring &	Gain on
	GAAP measure	expense	integration charges	investment	Non-GAAP measure (1)
Net income per diluted share	$2.80 to $3.00	$0.07	$0.44	($1.41)	$1.90 to $2.10

Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company may use this website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD adopted by the SEC. Accordingly, investors should monitor the website noted above, in addition to following the company’s press releases, SEC filings, and public conference calls and webcasts.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss first-quarter 2025 financial results on May 1, 2025, at 1:00 p.m. ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at  https://events.q4inc.com/attendee/980513710. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

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About Arrow Electronics

Arrow Electronics (NYSE:ARW) sources and engineers technology solutions for thousands of leading manufacturers and service providers. With global 2024 sales of $28 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Key Business Metrics

Management uses gross billings as an operational metric to monitor operating performance of its global ECS reportable segment, including sales performance by geographic region, as it provides meaningful supplemental information to the reader in evaluating the overall performance of the global ECS business. The company uses this key metric to develop financial forecasts, make strategic decisions, and prepare and approve annual budgets. Gross billings represent amounts invoiced to customers for goods and services during a period and do not include the impact of recording sales on a net basis or sales adjustments, such as trade discounts and other allowances. The use of gross billings has certain limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2025 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, the timing of the completion of the company’s restructuring initiatives (the “Operating Expense Efficiency Plan”) and Arrow’s estimated costs and expected operating expense reductions associated therewith, industry trends and expectations regarding market demand and conditions and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: the incurrence of additional charges not currently contemplated and failure to realize contemplated cost savings due to unanticipated events that may occur, including in connection with the implementation of the Operating Expense Efficiency Plan; unfavorable economic conditions; disruptions, shortages or inefficiencies in the supply chain; political instability and changes; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; trade protection measures, tariffs, increased trade tensions, trade agreements and policies, and other restrictions, duties, and value-added taxes; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as trade, export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information and information system failures, including related to current or future implementations, integrations and upgrades; outbreaks, epidemics, pandemics, or public health crises; executive orders and regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other; net gains on investments; and inventory write downs (recoveries) related to the wind down of a businesses within the global components reportable segment (“impact of wind down”). Management believes that providing this additional information is useful to the reader to better assess and understand

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the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

Contacts
Investors:	Brad Windbigler,
Treasurer and Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended
	March 29, 2025	March 30, 2024

Sales	$6,814,017	$6,924,260
Cost of sales	6,040,025	6,066,434
Gross profit	773,992	857,826
Operating expenses:
Selling, general, and administrative	562,316	583,326
Depreciation and amortization	35,810	41,727
Restructuring, integration, and other	17,313	46,856
	615,439	671,909
Operating income	158,553	185,917
Equity in earnings (losses) of affiliated companies	1,320	(344)
Gain on investments, net	140	98
Employee benefit plan expense, net	(622)	(933)
Interest and other financing expense, net	(56,182)	(79,604)
Income before income taxes	103,209	105,134
Provision for income taxes	23,345	22,036
Consolidated net income	79,864	83,098
Noncontrolling interests	144	(503)
Net income attributable to shareholders	$79,720	$83,601
Net income per share:
Basic	$1.53	$1.54
Diluted	$1.51	$1.53
Weighted-average shares outstanding:
Basic	52,266	54,251
Diluted	52,674	54,815

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	March 29, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$231,882	$188,807
Accounts receivable, net	12,423,635	13,030,991
Inventories	4,798,563	4,709,706
Other current assets	578,311	471,909
Total current assets	18,032,391	18,401,413
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	198,244	194,061
Machinery and equipment	1,657,451	1,623,228
	1,861,386	1,822,980
Less: Accumulated depreciation and amortization	(1,389,915)	(1,353,720)
Property, plant, and equipment, net	471,471	469,260
Investments in affiliated companies	59,112	57,299
Intangible assets, net	91,377	96,706
Goodwill	2,078,730	2,055,295
Other assets	667,761	677,734
Total assets	$21,400,842	$21,757,707
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,870,733	$11,047,470
Accrued expenses	1,201,336	1,238,714
Short-term borrowings, including current portion of long-term debt	530,967	349,978
Total current liabilities	12,603,036	12,636,162
Long-term debt	2,312,521	2,773,783
Other liabilities	487,868	516,234

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2025 and 2024
Issued - 55,787 and 55,592 shares in 2025 and 2024, respectively	55,787	55,592
Capital in excess of par value	577,790	562,080
Treasury stock (3,920 and 3,420 shares in 2025 and 2024, respectively), at cost	(383,933)	(328,078)
Retained earnings	6,060,546	5,980,826
Accumulated other comprehensive loss	(385,185)	(509,269)
Total shareholders’ equity	5,925,005	5,761,151
Noncontrolling interests	72,412	70,377
Total equity	5,997,417	5,831,528
Total liabilities and equity	$21,400,842	$21,757,707

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Consolidated net income	$79,864	$83,098
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	35,810	41,727
Amortization of stock-based compensation	18,559	13,447
Equity in (earnings) losses of affiliated companies	(1,320)	344
Deferred income taxes	(5,841)	(2,801)
(Gain) loss on investments, net	(32)	13
Other	(678)	1,189
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	731,226	1,057,676
Inventories	(62,384)	362,813
Accounts payable	(251,057)	(1,077,786)
Accrued expenses	(79,683)	21,053
Other assets and liabilities	(112,785)	(97,563)
Net cash provided by operating activities	351,679	403,210
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(24,979)	(29,535)
Other	—	5,139
Net cash used for investing activities	(24,979)	(24,396)
Cash flows from financing activities:
Change in short-term and other borrowings	180,616	(709,675)
(Repayments of) proceeds from long-term bank borrowings, net	(464,223)	477,032
Proceeds from exercise of stock options	904	2,929
Repurchases of common stock	(59,413)	(87,948)
Net cash used for financing activities	(342,116)	(317,662)
Effect of exchange rate changes on cash	58,491	(36,395)
Net increase in cash and cash equivalents	43,075	24,757
Cash and cash equivalents at beginning of period	188,807	218,053
Cash and cash equivalents at end of period	$231,882	$242,810

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ARROW ELECTRONICS, INC.

ECS Gross Billings

(In thousands)

(Unaudited)

Global Enterprise Computing Solutions - Gross Billings(1)
	Quarter Ended
	March 29,	March 30,
	2025	2024
Gross billings:
Americas ECS	$2,307,737	$2,363,829
Europe ECS	2,331,217	2,044,589
Global ECS	$4,638,954	$4,408,418

(1)	Refer to page 4 for discussion about key business metrics. Gross billings are not a substitute for revenue.

b

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	March 29, 2025	March 30, 2024	% Change

Consolidated sales, as reported	$6,814,017	$6,924,260	(1.6)%
Impact of changes in foreign currencies	—	(84,354)
Consolidated sales, constant currency	$6,814,017	$6,839,906	(0.4)%

Global components sales, as reported	$4,777,722	$5,191,417	(8.0)%
Impact of changes in foreign currencies	—	(56,441)
Global components sales, constant currency	$4,777,722	$5,134,976	(7.0)%

Americas components sales, as reported	$1,568,570	$1,596,692	(1.8)%
Impact of changes in foreign currencies	—	(1,041)
Americas components sales, constant currency	$1,568,570	$1,595,651	(1.7)%

Asia components sales, as reported	$1,869,151	$1,938,218	(3.6)%
Impact of changes in foreign currencies	—	(8,654)
Asia components sales, constant currency	$1,869,151	$1,929,564	(3.1)%

EMEA components sales, as reported	$1,340,001	$1,656,507	(19.1)%
Impact of changes in foreign currencies	—	(46,746)
EMEA components sales, constant currency	$1,340,001	$1,609,761	(16.8)%

Global ECS sales, as reported	$2,036,295	$1,732,843	17.5%
Impact of changes in foreign currencies	—	(27,913)
Global ECS sales, constant currency	$2,036,295	$1,704,930	19.4%

Americas ECS sales, as reported	$909,903	$907,748	0.2%
Impact of changes in foreign currencies	—	(6,796)
Americas ECS sales, constant currency	$909,903	$900,952	1.0%

EMEA ECS sales, as reported	$1,126,392	$825,095	36.5%
Impact of changes in foreign currencies	—	(21,117)
EMEA ECS sales, constant currency	$1,126,392	$803,978	40.1%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended March 29, 2025
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$158,553	$5,360	$17,313	$(2,467)	$—	$178,759
Income before income taxes	103,209	5,360	17,313	(2,467)	(140)	123,275
Provision for income taxes	23,345	1,316	4,351	(781)	(33)	28,198
Consolidated net income	79,864	4,044	12,962	(1,686)	(107)	95,077
Noncontrolling interests	144	132	—	—	—	276
Net income attributable to shareholders	$79,720	$3,912	$12,962	$(1,686)	$(107)	$94,801
Net income per diluted share (3)	$1.51	$0.07	$0.25	$(0.03)	$—	$1.80
Effective tax rate (4)	22.6%					22.9%

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Three months ended March 30, 2024
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$185,917	$7,546	$46,856	$10,459	$—	$250,778
Income before income taxes	105,134	7,546	46,856	10,459	(98)	169,897
Provision for income taxes	22,036	1,879	12,014	2,502	(24)	38,407
Consolidated net income	83,098	5,667	34,842	7,957	(74)	131,490
Noncontrolling interests	(503)	135	—	—	—	(368)
Net income attributable to shareholders	$83,601	$5,532	$34,842	$7,957	$(74)	$131,858
Net income per diluted share (3)	$1.53	$0.10	$0.64	$0.15	$—	$2.41
Effective tax rate (4)	21.0%					22.6%

(1) Includes write downs (recoveries) of inventory related to the wind down of businesses.

(2) Other includes loss (gain) on investments, net.

(3) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(4) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended
	March 29,	March 30,
	2025	2024
Sales:
Global components	$4,777,722	$5,191,417
Global ECS	2,036,295	1,732,843
Consolidated	$6,814,017	$6,924,260
Operating income (loss):
Global components (a)	$171,385	$225,562
Global ECS	77,314	71,459
Corporate (b)	(90,146)	(111,104)
Consolidated	$158,553	$185,917

(a)	Global components operating income includes recoveries of $2.5 million and charges of $10.5 million in inventory write downs related to the wind down of businesses for the first quarter of 2025 and 2024, respectively.
(b)	Corporate operating loss includes restructuring, integration, and other charges of $17.3 million and $46.9 million for the first quarter of 2025 and 2024, respectively. Restructuring, integration, and other charges of $3.7 million and $42.8 million related to the termination of personnel as a part of operating expense reduction initiatives for the first quarter of 2025 and 2024, respectively.

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ARROW ELECTRONICS, INC.

NON-GAAP SEGMENT RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	March 29,	March 30,
	2025	2024
Global components gross profit, as reported	$554,945	$645,714
Impact of wind down to inventory	(2,467)	10,459
Global components non-GAAP gross profit	$552,478	$656,173
Global components gross profit as a percentage of sales, as reported	11.6%	12.4%
Global components non-GAAP gross profit as a percentage of sales, as reported	11.6%	12.6%

Global ECS gross profit, as reported	$219,047	$212,112
Global ECS gross profit as a percentage of sales, as reported	10.8%	12.2%

	Quarter Ended
	March 29,	March 30,
	2025	2024
Global components operating income, as reported	$171,385	$225,562
Intangible assets amortization expense	4,438	6,488
Impact of wind down to inventory	(2,467)	10,459
Global components non-GAAP operating income	$173,356	$242,509
Global components operating income as a percentage of sales, as reported	3.6%	4.3%
Global components non-GAAP operating income as a percentage of sales	3.6%	4.7%

Global ECS operating income, as reported	$77,314	$71,459
Intangible assets amortization expense	922	1,058
Global ECS non-GAAP operating income	$78,236	$72,517
Global ECS operating income as a percentage of sales, as reported	3.8%	4.1%
Global ECS non-GAAP operating income as a percentage of sales	3.8%	4.2%

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NON-GAAP SEGMENT RECONCILIATIONS

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